                                AMERIKING, INC.

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                       Dec. 29, 1998 to      Dec. 30, 1997 to
                                         Sep. 27, 1999         Sep. 28, 1998
                                     --------------------- ---------------------
                                      W/O PIK    With PIK   W/O PIK    With PIK
                                     Dividends  Dividends  Dividends  Dividends
                                     ---------- ---------- ---------- ----------
EARNINGS
  Income (loss) before income taxes
   benefit.........................   1,297,000  1,297,000  2,523,000  2,523,000
  Interest expense.................  15,187,000 15,187,000 12,116,000 12,116,000
  Amortization of deffered
   financing costs.................     642,000    642,000    640,000    640,000
  Portion of rents representative
   of interest.....................   6,807,000  6,807,000  5,206,000  5,206,000
  Preferred stock PIK dividends....         --     435,000        --     338,000
                                     ---------- ---------- ---------- ----------
    Total earnings.................  23,933,000 24,368,000 20,485,000 20,823,000
                                     ---------- ---------- ---------- ----------

FIXED CHARGES
  Interest expense.................  15,187,000 15,187,000 12,116,000 12,116,000
  Amortization of deffered
   financing costs.................     642,000    642,000    640,000    640,000
  Portion of rents representative
   of interest.....................   6,807,000  6,807,000  5,206,000  5,206,000
  Preferred stock PIK dividends....         --     435,000        --     338,000
                                     ---------- ---------- ---------- ----------
    Total Fixed Charges............  22,636,000 23,071,000 17,962,000 18,300,000
                                     ========== ========== ========== ==========
RATIO OF EARNINGS TO FIXED CHARGES.        1.06       1.06       1.14       1.14
                                     ========== ========== ========== ==========
INSUFFICIENT EARNINGS TO COVER
 FIXED CHARGES.....................         N/A        N/A        N/A        N/A
                                     ========== ========== ========== ==========
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